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                                                                   EXHIBIT 10.53

                                                                     May 1, 1992


                      Employee Share Purchase Plan Contract

            CPI's Employee Share Purchase Plan, as amended, authorizes the CPI Compensation Committee to award authorized but unissued Series A Common Shares of CPI ("Common Shares") for purchase by employees in accordance with the terms of the Plan. The Committee has awarded Common Shares for purchase by you and we understand you desire to so purchase such Shares. Accordingly, you and CPI hereby agree as follows:

      1. CPI hereby sells to you, and you purchase from CPI, - authorized but unissued Common Shares of CPI at a price of $151.83 per Share (the present "Fair Market Value of a Common Share" as hereinafter defined), receipt of which is acknowledged by CPI. The Common Shares so purchased by you are hereinafter called "your Plan Shares". Certificates for your Plan Shares, bearing appropriate legends consistent with the provisions hereof, are being delivered to you in exchange for (a) your delivery to CPI of your Five Year Recourse Note in the form of Exhibit A hereto (the "Note") payable to CPI in a principal amount equal to $91.10 for each such Plan Share and (b) your assumption of a permanent restriction (the "Permanent Restriction") in an amount equal to $60.73 for each such Plan Share as provided in paragraphs 3 and 4 below.

            You hereby authorize CPI to apply dividends and distributions on your Plan Shares to payments of principal and interest on the Note, in each case to the extent required for such payments when due. As indicated in Exhibit A the Note will become due on the earlier of May 1, 1997, or the expiration of 12 months after your employment by CPI shall terminate, unless such termination is for reasons of death or disability or of retirement after reaching age 60 in which case the Note will

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not mature until May 1, 1997, and the Note will bear interest on the unpaid principal amount thereof as provided therein.

      2. Your ownership of your Plan Shares will "vest" over a period of four years at the rate of 25% per annum, with the initial 25% of such Shares vesting on May 1, 1993, and an additional 25% of such Shares vesting on each succeeding May 1, through 1996, all subject to the reserved right of the Compensation Committee in their discretion to change such vesting schedule. Your ownership of your Plan Shares will in any event vest in full upon your death or upon a "Change in Control of CPI".

      3. You agree that

      (a) if at any time you desire to sell any of your vested Plan Shares, you will sell such Shares only to CPI and at an amount per Share (which CPI agrees to pay) equal to the then Fair Market Value of a Common Share of CPI minus the sum of the amount of the Permanent Restriction for such Share and the then unpaid Per Share Amount of the Note; and

      (b) if your employment by CPI shall terminate for any reason, you will have the right to request CPI to purchase from you (in which case CPI will purchase from you) all your Plan Shares which are then "vested" at a price for each Share equal to the excess of the then Fair Market Value of a Common Share over the sum of the Permanent Restriction for such Share and the then unpaid Per Share Amount of the Note and you will immediately sell to CPI, and it will purchase from you, all your Plan Shares which are not "vested" at a price for each share equal to the lesser of the then Fair Market Value of a Common Share of CPI or $151.83 minus the sum of the Permanent Restriction for such Share and the then unpaid Per Share amount of the Note.

            Upon any sale of your Plan Shares to CPI pursuant to this paragraph 3, a principal amount of the Note equal to the then unpaid Per Share Amount of the Note (less any excess of (a) the original Per Share Amount of the Note over (b) the Fair Market Value of a Common Share at the time of purchase by CPI decreased by the Permanent Restriction) times the number of your Plan Shares so purchased by CPI will be cancelled and deemed paid.

      4. The Plan Shares will not be transferable except to CPI in accordance with Paragraph 3 above and except to your spouse or to a trust or trusts for the

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benefit of your spouse or children or to a corporation or partnership all the equity interests in which are owned by you, your spouse or children but, in the event of any such transfer, such transferee will be required to acknowledge and agree that the Plan Shares so transferred will remain subject to the provisions of paragraph 3 and will not be transferable except as permitted by this paragraph 4.

      5. At any time after the earlier of May 1, 1993, or the termination of your employment by CPI due to death or disability or to retirement after age 60, you will have the right at your election to surrender to CPI any of the Plan Shares which shall be vested and to request CPI to cancel the same and in exchange to (a) issue to you such number of full Common Shares not subject to a Permanent Restriction as is equal to (i) an amount equal to the excess of the then aggregate Fair Market Value of the Common Shares so surrendered over the aggregate Permanent Restrictions for the surrendered Shares, divided by (ii) the then Fair Market Value of a Common Share of CPI and (b) pay you in cash any remaining Fair Market Value of the surrendered Plan Shares.

            Upon receipt of such surrendered Plan Shares and request from you, CPI may at its election (exercised by action taken by the Compensation Committee in its discretion) accept such surrendered Shares for cancellation and effect such exchange.

      6. CPI will deliver to the trustee of the trust in which substantially all of the outstanding shares of common stock of Corporate Realty Consultants, Inc., have been deposited for the benefit of holders of Common Shares of CPI an amount equal to the amount (the "CRC Equity") included in the purchase price (the Fair Market Value of a Common Share at the date of issue) of each such Plan Share pursuant to clauses (x) and (y) of the definition of Fair Market Value of a Common Share, which amounts will be used by such trustee to purchase, at a price of 10 times the CRC Equity, for deposit in said trust, a number of CRC shares equal to 1/10 the number of your Plan Shares so purchased by you.

      7. The following terms have the following meanings herein:

      (a) The "Fair Market Value of a Common Share" means as of any time (i) the then most recent net asset value per Common Share as adjusted to appropriately reflect the assumed conversion into Common Shares of any outstanding convertible securities of CPI which have a conversion price for Shares less than the net asset value otherwise determined hereunder and to include an amount equal to (x) the equity in Corporate Realty Consultants, Inc., available for Common Shares of CPI divided by (y) the adjusted number of Common Shares of CPI used

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            in determining such net asset value per Common Share, all as most recently determined by Landauer Associates, Inc. (or such successor or other independent firm as shall at the time be retained by the Trustees of CPI to appraise the net asset value of CPI) or (ii) if since the date of such appraisal there has been a sale or issuance of Common Shares at a different price, the most recent such different price. As used in this paragraph "Common Share" includes both Series A and Series B Common Shares.

      (b) The term "Per Share Amount of the Note" shall mean as of any time the face amount of the Note then remaining unpaid divided by the number of your Plan Shares purchased through the acceptance of the Note as part of the purchase price.

      (c) The term "Change in Control of CPI" shall mean the occurrence of any of the following: (i) any consolidation or merger of CPI in which CPI is not the surviving entity, (ii) the sale, lease, exchange or transfer of substantially all of the assets of CPI, (iii) the liquidation or dissolution of CPI, or (iv) the acquisition by one or more related entities of securities representing 50% or more of the combined voting power of CPI's outstanding securities having the right to vote in the election of trustees, adjusted to appropriately reflect the assumed conversion into voting common shares of any outstanding convertible securities of CPI.

            Please confirm your agreement to the foregoing by signing in the space provided below and returning the enclosed copy of this letter.

                                                 Very truly yours,

                                           CORPORATE PROPERTY INVESTORS


                                                 By
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                                                    Hans C. Mautner
                                                    Chairman and Chief
                                                    Executive Officer
Confirmed:


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